Exhibit 10.7

                           Lonely Planet Publications

                            CONTENT LICENSE AGREEMENT

                                     BETWEEN
                      Lonely Planet Publications Pty. Ltd,
                 192 Burwood Rd., Hawthorn, Vic. 3122, AUSTRALIA

                                 (LONELY PLANET)

                                       and

                                ISES Corporation
                                2600 72nd Street
                             Des Moines, Iowa 50322
                            United States of America

                                 (the LICENSEE)


AGREEMENT

This agreement is dated November 15, 1999 and is between LONELY PLANET and the LICENSEE.

Recitals

The LICENSEE seeks permission to reproduce literary and artistic works in respect of which LONELY PLANET is the copyright owner or exclusive licensee, details of which are contained in Schedule A ("the Works"), for inclusion in the LICENSEE'S software products for digital Inflight Entertainment systems, details of which are contained in Schedule B ("the Services"), on the terms and conditions set out hereunder.

LONELY PLANET and the LICENSEE agree as follows:

1.   Grant of Rights

1.1. LONELY PLANET hereby grants to the LICENSEE the world-wide right for the term of this Agreement to reproduce, transmit, distribute and display the Works in English or other languages as may be required, and as can be produced by LONELY PLANET, as part of the Services for digital Inflight Entertainment systems. Save as expressly provided, the LICENSEE agrees to make no other use of the Works. [Confidential treatment has been requested for this portion of this Exhibit]

1.2 LONELY PLANET reserves the right to withdraw use of the Works on the Services, where the Services contains content which in the reasonable opinion of LONELY PLANET may be damaging to the standing or reputation of LONELY PLANET. The LICENSEE shall consult with LONELY

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PLANET  prior to the use of the Works on the Services in a way that the LICENSEE ought reasonably apprehend may be contrary to the terms of this clause.

1.3 LONELY PLANET will provide to the LICENSEE the Works (and updates of the Works) in a form and format, and according to a time schedule, as the parties shall agree upon. LONELY PLANET will use its best efforts to ensure that the Works are accurate and up to date.

1.4 The LICENSEE may not make any alteration to the content of the Works without consultation with LONELY PLANET prior to publication. The LICENSEE shall correct any errors in the version of the Works as used on the Services, as requested by LONELY PLANET.

1.5 The LICENSEE may only make use of the LONELY PLANET trade marks referred to in Schedule C ("the LONELY PLANET trade marks"). Whenever use is made of the LONELY PLANET trade marks outside of the Works, the LICENSEE shall obtain the express approval of LONELY PLANET with respect to the presentation of pages bearing the LONELY PLANET trade marks.

1.6 The LICENSEE shall clearly identify all of the text part of the Works with a copyright notice to include - "(C)1999 Lonely Planet Publications Pty. Ltd. All rights reserved".

1.7 The licensee shall clearly identify all of the photographic part of the Works with a copyright notice to include - "(C)The name of the photographer. Lonely Planet Images".

1.8 Save as referred to in clause 1.9 herein, LONELY PLANET warrants that it is entitled to grant the rights herein in the Works, and hereby indemnifies the LICENSEE for any damage arising from any breach of such warranty, save that such warranty will be automatically deemed void in the event of the LICENSEE making use of the Works in any manner contrary to the terms of this Agreement.

1.9 In respect of any readers' feedback included in the Works, and identified as such by LONELY PLANET, LONELY PLANET warrants only that it believes that it is entitled to grant the rights in the Works granted herein. LONELY PLANET otherwise makes no warranty or representation of any kind with respect to such readers' feedback.

2.0 The parties disclaim and hereby waive any moral rights to which they might otherwise be entitled with respect to the publication of the Works on the Services.

2. LICENSEE Obligations

2.1 The LICENSEE shall ensure that the Works are published on the Services, and are available to airlines deploying digital in-flight entertainment systems supported by LICENSEE, during the full term of this Agreement, and that airlines are able to access the Works under LICENSEE's standard commercial terms and conditions

2.2 The LICENSEE undertakes to maintain the operation of the Services, and to inform LONELY PLANET in the event that Licensee ceases to provide the Works on the Services to airlines.


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


2.3 The LICENSEE shall promptly inform LONELY PLANET of any claims made of any description concerning the accuracy or publication of the Works or any other claim of legal liability concerning the Works.

2.4 The LICENSEE agrees to comply with all reasonable requests of LONELY PLANET, arising from any claims of legal liability, concerning the continued use of the Works, including withdrawing the Works, or any part thereof, from use on the Services.

2.5 The LICENSEE agrees to promote the use of the Works by it on the Services by making prominent reference to the Works and the LONELY PLANET name and logo (in a form to be agreed) on the Services.

2.6 The LICENSEE shall publish any disclaimer required by LONELY PLANET to be published in conjunction with the Works on the Services.

3.   Marketing and Promotions

3.1 The LICENSEE will have the sole right to sell advertising in conjunction with the use of the Works on the Services, subject to the provisions of clause
1.2 herein.

3.2 Both parties agree that all copyright, logos, trade marks, symbols and corporate identifiers (collectively, "Intellectual Property Rights") of the other party shall remain the exclusive property of that party. Neither party shall take any action or make any claim or use of the Intellectual Property Rights which infringes, jeopardizes, undermines or reduces the value of, or in any way dilutes or is contrary to the proper management and/or protection of, the other party's ownership of its own Intellectual Property Rights.

4. Payment Terms

4.1. The LICENSEE agrees to make the following payments to LONELY PLANET after LICENSEE distributes the Works to an airline for use with a digital Inflight Entertainment system:

  [Confidential treatment has been requested for this portion of this Exhibit]

Payment amounts are in U.S. Dollars and will be paid at the end of the quarter following airline deployment of the Works. Payments by LICENSEE to LONELY PLANET shall not exceed [Confidential treatment has been requested for this portion of this Exhibit] per year.

4.2 The LICENSEE shall be responsible for all taxes or payments to any government agencies of any description due in respect of remitting such royalties to LONELY PLANET, the cost of such taxes or payments to be borne by the LICENSEE.

4.3 The LICENSEE shall maintain accurate records of all revenues and payments due in connection with the performance of this Agreement for a period not less than two (2) years following the expiration


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


or termination of this Agreement. Upon thirty (30) days prior written notice, LONELY PLANET shall have the right once each calendar quarter, at its own expense and during normal business hours, to inspect and audit the portions of the books and records of the LICENSEE which are relevant to verify the performance of the LICENSEE pursuant to this Agreement. If the audit reveals an underpayment in excess of ten (10) percent, the commercially reasonable cost of the audit shall be borne entirely by the LICENSEE, and paid on demand.

5. Term and Termination

5.1 This Agreement shall be for a term of three years, unless terminated by either party in accordance with the terms herein. This agreement shall be exclusive for the first year of the term and non-exclusive for the remaining years unless otherwise agreed to in writing by both parties.

5.2 Save as provided in clauses 5.4, either party may terminate this Agreement upon thirty (30) days prior written notice to the other party if such other party breaches any material term of this Agreement, unless such breach is cured within such thirty (30) day period.

5.3 This Agreement shall automatically terminate upon an order being made to wind up or liquidate the LICENSEE, or appointing a receiver or administrator for the LICENSEE, or otherwise declaring the LICENSEE to be bankrupt or insolvent, or upon the LICENSEE applying for the voluntary winding up or liquidation of the LICENSEE or otherwise to be declared bankrupt or insolvent, or for the appointment of a receiver or administrator for the LICENSEE.

5.4 Upon termination or expiration of this Agreement for any reason (i) the LICENSEE shall immediately pay to LONELY PLANET the full amount of all sums due under this Agreement (including royalties calculated up to the date of termination); (ii) the LICENSEE shall immediately cease making any use whatsoever of the Works, LONELY PLANET trade marks and any other Intellectual Property Rights of LONELY PLANET; (iii) the LICENSEE shall delete or destroy all LONELY PLANET pages and all data and files relating thereto from its files and records, including all copies of the Works, whether in print or electronic form;
(iv) the parties shall remove all special links made from their respective web sites to the web site of the other party.

6. Liability

6.1. Save in respect of clause 1.8 herein, LONELY PLANET shall not be liable to the LICENSEE for any damage of any description whatsoever, including any consequential, special or indirect damages, occasioned in any way by reason of the publication of the Works by the LICENSEE or other parties or otherwise by reason of the terms of this Agreement.

6.2 If an action is brought against LICENSEE claiming that the Works infringes a presently issued patent, or a copyright or trade secret, LONELY PLANET will defend LICENSEE at LONELY PLANET's expense and, subject to this Section, pay the damages and costs finally awarded against LICENSEE in the infringement action, but only if (i) LICENSEE notifies LONELY PLANET promptly upon learning that the claim might be asserted, (ii) LONELY PLANET has sole control over the defense of the claim and any negotiation for its settlement or compromise and (iii) LICENSEE provides LONELY PLANET with full cooperation in the investigation, defense and settlement of such claim as

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LONELY  PLANET  may  reasonably  require,   providing  that  LICENSEE  shall  be
reimbursed all of its reasonable out of pocket expenses incurred as a result.

7. Disclaimer of Warranty

7.1. Save for clause 1.8 herein, both parties expressly disclaim any warranties, express or implied, including without limitation any implied warranties of merchantability and fitness for intended use.

8. Confidentiality

8.1. The terms and conditions of this Agreement shall be kept confidential by LONELY PLANET and the LICENSEE and shall not be disclosed to any third party.

9. Miscellaneous

9.1. The relationship between the LICENSEE and LONELY PLANET will be that of independent contractors, and none of the parties nor any of their respective officers, agents or employees will be held or construed by the LICENSEE or LONELY PLANET to be partners, joint venturers, fiduciaries, employees or agents of the other.

9.2. The parties hereto agree that the law applicable to this Agreement shall be the law in force in the State of New York, United States of America for the time being unless otherwise expressly agreed. If any difference shall arise between the LICENSEE and LONELY PLANET in relation to the interpretation of or in any way touching the meaning of this Agreement or the rights or liabilities of the parties hereto, the same shall be referred to arbitration in accordance with the Commercial Arbitration Act or other law applicable to such arbitration in force for the time being in the State of New York, United States of America.

9.3. Neither party may transfer in any way the rights granted herein, including grant any assignment or license in respect of such rights, without the prior written consent of the other party, which shall not be unreasonably withheld.

9.4 This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and supersedes any previous agreement concerning such subject matter between the parties, including any oral agreement, and may not be amended or modified except in writing as mutually agreed by the parties.

9.5 If any provision of this Agreement is held unenforceable, such provision shall be deleted only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

9.6 The Schedules to this Agreement are incorporated into this Agreement and form a part of the Agreement.

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


9.7 No waiver of a breach of any provision of this Agreement by either party shall constitute a waiver of any subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by a duly authorized representative of the waiving party.

9.8 All notices required to be given hereunder shall be given by certified mail, and addressed to the attention of the below-mentioned persons.

In witness whereof, the LICENSEE and LONELY PLANET have executed this Agreement as of the date first written above.

LONELY PLANET PUBLICATIONS PTY. LTD.        THE LICENSEE


By: /s/                                      By: /s/

Name:  Virginie Boone                        Name: Dean Grewell
Title: Web Publishing Manager                Title: President



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


                                    SCHEDULES


SCHEDULE A

Details of the Works

SCHEDULE B

Details of LICENSEE Services

SCHEDULE C

LONELY PLANET Trade Marks




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


                                    SCHEDULES


                                   SCHEDULE A


                              Details of the Works


Lonely Planet destination profiles, including text, maps and, when available, photographs or any other Lonely Planet mutually agreed upon by both parties. Text shall be supplied as SGML files, photographs as jpgs, and maps as gif files or other formats deemed necessary by both parties.




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


                                   SCHEDULE B


                          Details of LICENSEE Services

Destination software of the Airsoft(TM) Travel Kit for in-flight entertainment systems.


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                                   SCHEDULE C

                            LONELY PLANET Trade Marks


The Lonely Planet content will reside on a co-branded page which will contain the logos of both LICENSEE and LONELY PLANET in equal prominence


Lonely Planet

                                     Lonely Planet logos:








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